                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of The Securities Exchange Act of
1934

Filed by the Registrant  [X]
Filed by a Party Other than the Registrant  [ ]

--------------------------------------------------------------------------------

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11 (c) or sec.240.14a-12

                              BALANCE BAR COMPANY
                (Name of Registrant as Specified in Its Charter)

                              BALANCE BAR COMPANY
                  (Name of Person (s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                         [LOGO OF BALANCE BAR COMPANY]




                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1999

                                 _____________


                           NOTICE AND PROXY STATEMENT

                              BALANCE BAR COMPANY
                                1015 MARK AVENUE
                         CARPINTERIA, CALIFORNIA  93013
                                 (805) 566-0234

                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 1999

                                  -----------

     The Annual Meeting of Stockholders of Balance Bar Company will be held on Friday, May 14, 1999 at 10:00 a.m., at the Radisson Hotel, 1111 East Cabrillo Boulevard, Santa Barbara, California.

     We are holding this meeting:

     1. To elect two Class I Directors to the Board of Directors with terms expiring at the 2002 Annual Meeting of Stockholders.

     2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for 1999.

     3. To transact such other business as may properly come before the meeting.

     Stockholders on March 18, 1999 are entitled to vote at the meeting. A list of stockholders on that date will be available at the Company for ten days before the meeting.

     All stockholders are cordially invited to attend the meeting.

     Stockholders are urged to mark, sign and return promptly the accompanying proxy in the enclosed envelope.

                              By Order of the Board of Directors

                              /s/ Richard G. Lamb

                              Richard G. Lamb
                              Secretary

     Carpinteria, California
     April 5, 1999

                              BALANCE BAR COMPANY
                               1015 MARK AVENUE
                        CARPINTERIA, CALIFORNIA  93013
                                (805) 566-0234
                                  __________

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 MAY 14, 1999

     This Proxy Statement is furnished by the Board of Directors of Balance Bar Company for use at the Annual Meeting of Stockholders on Friday, May 14, 1999 at 10:00 a.m., at the Radisson Hotel, 1111 East Cabrillo Boulevard, Santa Barbara, California (the meeting).

     The representation in person or by proxy by at least a majority of the outstanding shares of the Company's common stock entitled to vote at the meeting is necessary to constitute a quorum for the meeting. An affirmative vote by the holders of a majority of the shares of the Company's common stock is required for the approval of the proposals presented to the Company's stockholders at the meeting.

     If you do not vote, or if a broker holding your shares in "street" or "nominee" name indicates to us that you have not voted and the broker or nominee does not have the discretionary authority to vote, your shares will not be counted as present or represented at the meeting.

     All proxies will be voted in accordance with the instructions contained in the proxy and if no choice is specified, a proxy will be voted in favor of a proposal unless it constitutes a broker non-vote. A stockholder may revoke any proxy at any time before it is exercised, by written request to Richard G. Lamb, Secretary of the Company. A stockholder attending the meeting may also revoke a proxy.

     Only holders of common stock on March 18, 1999 will be entitled to vote at the meeting. On March 18, 1999, 11,786,386 shares of common stock, $0.01 par value per share, were outstanding. Each stockholder may cast one vote for each share registered in his name on the record date.

     The Company's Annual Report for the year ended December 31, 1998 was mailed to the stockholders with the mailing of this Notice and Proxy Statement on or about April 5, 1999.

                                Stock Ownership

The following table sets forth the beneficial ownership of the Company's common stock as of March 1, 1999 by:

     1.  Persons owning more than 5% of the Company's common stock;
     2.  Each director of the Company;
     3. Each of the executive officers named in the Executive Compensation table on Page 8; and
     4.  All directors and executive officers of the Company as a group.


                                                          Amount and
                                                           Nature of        Percent of
                                                          Beneficial          Shares
             Name of Beneficial Owner (1)                Ownership (2)    Outstanding (2)
--------------------------------------------------       -------------    ---------------
Thomas R. Davidson (3)...................................  4,822,602            40.9%
James A. Wolfe (4).......................................    852,750             7.1
Richard G. Lamb (5)......................................  1,340,180            11.1
Thomas J. Flahie (6).....................................     87,800              *
Patrick J. Lee (7).......................................    134,000             1.1
Adelle M. Demko (8)......................................     40,625              *
Barry D. Goss (9)........................................    138,841             1.2
John Hale (10)...........................................     29,600              *
Dennis Ryan McCarthy (11)................................    114,176             1.0
George F. Raymond (12)...................................     26,900              *
All directors and executive officers as a group
  (10 persons) (13)......................................  7,587,474            58.0

________________________________

*    Less than 1%.

(1) The address of all such persons is c/o the Company, 1015 Mark Avenue, Carpinteria, California, 93013.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock issuable on exercise of stock options within 60 days of March 1, 1999, are deemed beneficially owned and outstanding. Except as indicated by footnote, and subject to community property laws where applicable, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Includes 15,000 shares of common stock that are issuable upon exercise of stock options. Includes 2,520,000 shares of common stock held by the Davidson Family Limited Partnership. Mr. Davidson disclaims beneficial ownership of 1,890,000 of these shares, reflecting the limited partner interests held by his children in the limited partnership.

(4) Includes 281,598 shares of common stock that are issuable upon exercise of stock options. Includes 571,152 shares of common stock that are held jointly by Mr. Wolfe and his wife, Marcia H. Wolfe.

(5) Includes 625,288 shares of common stock that are issuable upon exercise of stock options. Includes 633,550 shares of common stock that are held by The Lamb Revocable Trust, a revocable grantor trust of which Mr. Lamb and his wife, Peggy O. Lamb, are the trustees. Includes 81,342 shares of common stock that are held by the Lamb's minor children. The Lambs disclaim beneficial ownership of the shares held by their minor children.

(6) Includes 64,000 shares of common stock that are issuable upon exercise of stock options.

(7) Includes 70,000 shares of common stock that are issuable upon exercise of stock options.

(8) Includes 30,000 shares of common stock that are issuable upon exercise of stock options. Includes 150 shares of common stock that are held by Ms. Demko's minor child. Ms. Demko disclaims beneficial ownership of the shares held by her minor child.

(9) Includes 104,400 shares of common stock that are issuable upon exercise of stock options. Includes 4,000 shares of common stock held by the Goss Joint Venture. Mr. Goss disclaims beneficial ownership of 2,725 of these shares, reflecting the joint venture interests held by Mr. Goss' father and two sisters.

(10) Includes 24,600 shares of common stock that are issuable upon exercise of stock options.

(11) Includes 57,000 shares of common stock that are issuable upon exercise of stock options.

(12) Includes 24,600 shares of common stock that are issuable upon exercise of stock options.

(13) The total for all directors and executive officers as a group includes 1,296,486 shares of common stock that are issuable upon exercise of stock options.

                             ELECTION OF DIRECTORS
                                 PROPOSAL NO. 1

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently the three classes consist of two directors whose terms expire at the 1999 Annual Meeting of Stockholders and three directors whose terms expire at each of the 2000 and 2001 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, a class of directors is elected for a term of three years or until their successors are chosen and qualified. The two Class I directors will be nominated for election to serve until the 2002 Annual Meeting of Stockholders.

     The Board of Directors has fixed the number of directors at eight and has designated as Class I director nominees Barry D. Goss and Dennis Ryan McCarthy. Each of the nominees is currently a Class I director of the Company.

     The persons named in the proxy will vote to elect Barry D. Goss and Dennis Ryan McCarthy as Class I directors, unless authority to vote for the election is withheld by marking the proxy to that effect, or the proxy is marked with the names of directors as to whom authority to vote is withheld. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Board of Directors believes that both nominees are available.

     Set forth below is certain information furnished to the Company by each director of the Company. Information regarding the number of shares of the Company's common stock beneficially owned by each of them, directly or indirectly, as of March 1, 1999, appears on page 2:

                  Nominees for Election as Class I Directors -
             Terms Expiring at the 2002 Annual Stockholders Meeting

                                                                  Year First
                                                                    Became
    Name and Principal Occupation or Employment          Age       Director
----------------------------------------------------   -------   ------------
Barry D. Goss, Director                                  59          1993
Dennis Ryan McCarthy, Consultant                         48          1993

                              Class II Directors -
             Terms Expiring at the 2000 Annual Stockholders Meeting

                                                                  Year First
                                                                    Became
    Name and Principal Occupation or Employment          Age       Director
----------------------------------------------------   -------   ------------
John Hale, Executive Vice President and
  Chief Operating Officer of Doctors' Choice, LLC        49          1997
George F. Raymond, Director                              62          1997
James A. Wolfe, Chief Executive Officer and
  President of the Company                               57          1993

                             Class III Directors -
             Terms Expiring at the 2001 Annual Stockholders Meeting

                                                                      Year First
                                                                        Became
       Name and Principal Occupation or Employment           Age       Director
--------------------------------------------------------   -------   ------------
Thomas R. Davidson, Chairman of the Board of Directors        59          1992
Adelle M. Demko, Consultant                                   52          1997
Richard G. Lamb, Executive Vice President of the Company      52          1992

  Thomas R. Davidson co-founded the Company in February 1992 and has served as Chairman since that time. He served as Chief Executive Officer from February 1992 until January 1994 and as Secretary from February 1992 to July 1997. He co-founded and serves as Chairman of Datatel, Inc., a provider of software and services to colleges and universities; co-founded and served as a Director of National Information Systems, a computer hardware sales company, until its sale in 1994; co-founded and served as a Director of V-Mark, a systems software company; and co-founded and served as Chairman of Envision Medical Corporation, a medical equipment manufacturer, until its sale in 1996.

  James A. Wolfe has served as Chief Executive Officer since December 1995 and as President since November 1997. From December 1995 to December 1996, he was a consultant to the Company. From January 1985 to December 1995, he was a self-employed business consultant with clients such as Cadbury Schweppes, Welch's, Quaker Oats and Celestial Seasonings. Prior to that time, he was an executive with 7-Up Foods, Coca-Cola USA and Welch's.

  Richard G. Lamb co-founded the Company in February 1992 and has served as Executive Vice President since November 1997 and as Secretary since July 1997. He served as Executive Vice President and Chief Operating Officer from February 1992 until January 1994, and as President from January 1994 to November 1997. Prior to joining the Company, Mr. Lamb was the co-founder and President of Windsurfing Hawaii, Inc., a sporting goods manufacturing company and prior to that served as Vice President, International Operations, for Windsurfing International, Inc., a sporting goods manufacturing company.

  Adelle M. Demko has been a management consultant and board advisor to various companies from 1994 to the present. In July 1992 she joined Earthshell Container Corporation and served as its President and Chief Operating Officer. In September 1989 she founded Demko Baer & Associates, a financial consulting and database firm, and served as principal from 1989 to 1992. From 1986 to 1989 she was an investment banker at Wedbush Morgan Securities and a Limited Partner of Wedbush Capital Partners, an equity buyout fund. Prior to that she was a financial and strategy consultant at Xerox Corporation and a corporate and business attorney in New York City. Ms. Demko serves as a director of Planet Earth Science and as a member of the Advisory Board of Beam Technologies and Excelta Corporation.

  Barry D. Goss has been the President and Chief Executive Officer of Intelligent Solutions Inc. since 1995. From 1989 to September 1994 Mr. Goss was the Vice President and Chief Information Officer at Applied Magnetics Corporation, a manufacturer of magnetic recording heads for the computer industry.

  John Hale has been Executive Vice President and Chief Operating Officer for Doctor's Choice, LLC, a subsidiary of Age Wave, LLC, a health and nutrition solutions business targeted to the mature adult population since November 1997. From May 1992 to November 1997, he was Senior Vice President of Operations at Celestial Seasonings, Inc., a specialty tea company. Prior to that, he has held various executive positions at Frito Lay, Inc. from June 1987 through May 1992 and The Quaker Oats Company from November 1973 through June 1987.

  Dennis Ryan McCarthy served as Vice President of Finance of the Company from February 1993 to May 1994. From 1982 to the present, Mr. McCarthy has served as a consultant on financial, investment banking and valuation issues for various companies. Prior to that, he was the Secretary-Treasurer of The Newhall Land and Farming Company, a company engaged in agriculture, real estate development and management, recreation and energy.

  George F. Raymond, a Certified Public Accountant, founded Automatic Business Centers, a payroll processing service in 1972 and served as its President and Chairman from 1972 until 1989. Since 1987, Mr. Raymond served as a director of BMC Software, a computer software company. Mr. Raymond also serves as a director of DocuCorp International, a data imaging software company and Atlantic Data Services, Inc., a software systems development company.

Board of Director Committees

  The Board of Directors of the Company has an Audit Committee, Compensation Committee and Corporate Development Committee.

  The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plan and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee is currently comprised of Adelle Demko (Chairperson), George Raymond and Dennis Ryan McCarthy. The Audit Committee held two meetings in 1998.

  The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, and administers the Company's stock incentive plans and the Company's management incentive plans. The Compensation Committee is currently comprised of John Hale (Chairperson), Thomas Davidson, Barry Goss and Dennis Ryan McCarthy. The Compensation Committee held five meetings in 1998.

  The Corporate Development Committee oversees the strategic plan for the Company's corporate growth and development, reviews financing alternatives, considers potential acquisitions of companies, and makes recommendations concerning the corporate structure of the Company. The Corporate Development Committee is currently comprised of Thomas Davidson (Chairperson), Adelle Demko, George Raymond and James Wolfe. The Corporate Development Committee held two meetings in 1998.

Director Compensation

  The Company did not pay its directors who are employees of the Company for their services as directors in 1998. For services rendered through the consummation of the initial public offering of common stock in June 1998, the Company paid non-employee directors cash compensation of $1,500 per meeting. After the initial public offering in June 1998, non-employee directors received a non-qualified stock option to purchase 6,000 shares of common stock and cash compensation of $1,500 per meeting for all meetings in excess of the four regular Board of Director meetings. In addition, on April 7, 1998, all non-employee directors received a non-qualified stock option to purchase 9,000 shares of common stock, at an exercise price of $10.00 per share, except for Ms. Demko who received a non-qualified stock option to purchase 24,000 shares of common stock, at an exercise price of $10.00 per share. The Company also reimbursed reasonable out-of-pocket expenses.

  Under the 1998 Performance Award Plan, each non-employee director is automatically granted a nonqualified stock option to purchase 6,000 shares of common stock when the person takes office, at an exercise price equal to the market price of the common stock at the close of trading on that date (or, with respect to the Company's current directors, on the tenth trading day after completion of the initial public offering). In addition, on the day of the annual stockholders meeting beginning in 1999, non-employee directors will be granted a nonqualified stock option to purchase 6,000 shares of common stock at an exercise price equal to the market price of the common stock at the close of trading on that date. Non-employee directors may also be granted discretionary awards. All automatically granted non-employee director stock options will have a 10-year term and will be immediately exercisable. If a non-employee director's services are terminated for any reason, any exercisable stock options will remain exercisable for twelve months after such termination of service or until the expiration of the option term, whichever occurs first.

  Pursuant to the 1998 Performance Award Plan, each non-employee director was granted a non-qualified stock option to purchase 6,000 shares of common stock on June 16, 1998 at an exercise price of $11.75 per share.

                       Compensation and Other Information
                         Concerning Executive Officers

Executive Officers

     In addition to the incumbent directors, as to whom information is furnished on pages 5 and 6, the executive officers of the Company also include the following:

  Thomas J. Flahie joined the Company in February 1998 and has served as Senior Vice President of Finance and Administration since that time. From December 1978 to February 1998, he held various positions with Andersen Worldwide, an international accounting and consulting firm. He was a partner with Andersen Worldwide for the last seven years. Mr. Flahie is a Certified Public Accountant.

  Patrick J. Lee joined the Company in January 1997 and served as Senior Vice President of Sales through November 1998 and as Senior Vice President of Sales and Marketing since that time. From October 1995 to December 1996, he was the Western Division Manager of PowerBar, Inc. (formerly Power Food, Inc.) where he directed sales and marketing activities for the Western United States. From 1988 to 1994, he worked for Dial Corporation where he served as District Sales Manager in 1994, Trade Marketing Manager from 1993 to 1994 and as Key Account Executive from 1990 to 1993.

Executive Compensation

     The following table sets forth the annual and long-term compensation for the years ended December 31, 1998, 1997 and 1996 paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officers who earned more than $100,000 in 1998.

                                                                                                 Long-Term
                                                                                            Compensation Awards
                                                                                           ---------------------
                                                                                                 Number of
        Name and                                                           Other Annual        Stock Options          All Other
   Principal Position              Year        Salary     Bonus/(1)/     Compensation/(2)/     Granted/(3)/        Compensation/(2)/
-----------------------------    ---------   ----------   ----------     -----------------     ------------        -----------------
James A. Wolfe                     1998       $150,000     $158,000          $      -               80,000             $  6,441
Chief Executive Officer            1997        124,333       74,733                 -                    -                4,827
and President                      1996 (4)    115,333            -                 -              876,798                    -

Richard G. Lamb                    1998       $127,500     $ 84,150          $      -                    -             $  7,420
Executive Vice President           1997        107,500       37,625                 -                    -                4,024
                                   1996         89,250            -                 -              787,428                    -

Thomas J. Flahie                   1998 (5)   $101,385      $73,831          $      -              240,000              $53,000
Senior Vice President
of Finance and Administration

Patrick J. Lee                     1998 (6)   $119,250      $81,550          $      -              120,000              $12,534
Senior Vice President              1997         91,750       27,525                 -                    -                3,300
of Sales and Marketing             1996 (7)          -            -                 -              120,000                7,431

________________________________


(1) The bonus amounts were earned by these individuals under the Company's incentive programs. See "Incentive Programs" for information on such programs.

(2) Other annual compensation was less than $50,000 or 10% of the total salary and bonus reported. All other compensation consists of the Company match of employee 401(k) plan contributions and the payments described in (5), (6) and (7).

(3) These numbers represent options to purchase shares of the Company's common stock. See "Option Grants in 1998" for information on such options.

(4) The Company entered into a management consulting agreement with Mr. Wolfe in December 1995. In 1996, the Company paid Mr. Wolfe $115,333 pursuant to this agreement and reimbursed his out-of-pocket expenses. Mr. Wolfe became an employee on January 1, 1997.

(5) Mr. Flahie joined the Company in February 1998. The Company paid Mr. Flahie $50,000 for relocation reimbursements and other costs in connection with joining the Company.

(6) Mr. Lee was reimbursed $6,822 in 1998 for the purchase of a club membership and related income taxes due on the payment.

(7) Mr. Lee joined the Company in January 1997. In connection with Mr. Lee joining the Company, Mr. Lee received 120,000 options to purchase common stock in November 1996 and the Company paid Mr. Lee $7,431 for relocation reimbursements and other costs in connection with joining the Company.

Option Grants in 1998

     The following table sets forth grants of stock options during 1998 to the executive officers reflected in the Executive Compensation table above:


                     Number of    Percentage of
                    Securities    Total Options
                    Underlying     Granted to        Exercise         Market
                      Options     Employees in        Price           Price      Expiration      0%          5%          10%
     Name          Granted/(1)/       1998        Per Share/(1)/  Per Share/(1)/    Date     Value/(2)/  Value/(2)/  Value/(2)/
-----------------  ------------  ---------------  --------------  -------------  ----------  ----------  ----------  ----------
James A. Wolfe         80,000           9%         $     15.25        $15.25       7/24/08    $      -    $767,251   $1,944,366
Richard G. Lamb             -           -                    -             -             -           -           -            -
Thomas J. Flahie      240,000          28           1.67, 5.50          5.50       1/30/08     460,000     540,849    1,370,618
Patrick J. Lee        120,000          14                 5.50          5.50       1/30/08           -     415,070    1,051,870

______________________________

(1) Incentive and non-qualified stock options were granted in 1998 pursuant to the Company's stock option plans. In addition, 1,000 of Mr. Flahie's options were granted outside of the Company's stock option plans. The exercise price of the options was equal to the fair market value on the date of the grant, except for 120,000 options granted to Mr. Flahie at $1.67 per share, when the fair market value was $5.50. Prior to the Company's initial public offering of common stock, the Board of Directors estimated the fair market value of the options.

(2) In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Year-End Values

     The following table sets forth information with respect to options to purchase the Company's common stock including the number of unexercised options outstanding on

December 31, 1998 and the value of such unexercised options on December 31, 1998, for the executive officers reflected in the Executive Compensation table above:


                                                             Number of Securities Underlying
                           Shares                                Unexercised Options at            Value of Unexercised Options at
                          Acquired                                  December 31, 1998                   December 31, 1998(1)
                             on              Value          --------------------------------      --------------------------------
       Name               Exercise         Realized          Exercisable      Unexercisable        Exercisable      Unexercisable
-------------------     ------------     -----------        -------------    ---------------      -------------    ---------------
James A. Wolfe             613,044        $4,621,720            281,598            80,000           $2,980,646        $        -
Richard G. Lamb            187,428         2,827,039            660,000                 -            6,990,000                 -
Thomas J. Flahie                 -                 -                  -           240,000                    -         1,720,000
Patrick J. Lee              56,100           712,938             30,000           150,000              310,000           940,000


(1) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998 ($10.75 per share -- the closing sale price on the Nasdaq National Market) multiplied by the number of shares underlying the option).

Certain Relationships and Related Transactions

  Thomas Davidson and the Davidson Family Limited Partnership, an affiliate of Mr. Davidson (collectively "Davidson") entered into a registration rights agreement with the Company in April 1998. Under the terms of the agreement, Davidson has the right to require the Company to file registration statements to sell shares of common stock held by Davidson on two separate occasions. If the Company proposes to sell any of its securities, Davidson is entitled, subject to certain limitations and exceptions, to include shares of common stock therein. All fees, costs and expenses of any such registration will be borne by Davidson in proportion to the number of shares of common stock sold by Davidson in the registered offering.

  During 1998, the Company paid $13,166 to Adelle Demko, a director of the Company, in connection with special consulting services related to the initial public offering of common stock.

Incentive Programs

  In January 1998, the Compensation Committee adopted the Company's 1998 Employee Incentive Program for all employees. Under the program, cash bonuses were awarded based upon individual and Company target sales and profit goals set for 1998. For all sales personnel other than the Senior Vice President of Sales and Marketing, these goals include both regional and overall Company targets. For all other employees, these goals include only overall Company targets. To be eligible, the employee must be employed by July 1, 1998 and must also be an employee on December 31, 1998. The Company set target bonuses for each level of employee at a specified percentage of an eligible employee's salary. Bonuses range from 5% to 40% of an employee's salary, depending upon level of seniority.

  In addition to the 1998 Employee Incentive Program, the Company pays bonuses based on exceptional employee performance. Bonuses to the Company's officers are granted by the Compensation Committee. All other bonuses are granted by the Company's Chief Executive Officer.

401 (k) Plan

  The Company sponsors a retirement savings plan (the "401(k) Plan") that permits participation by all employees over age 21 with at least 3 months of service. Employees can elect to contribute up to 15% of total eligible compensation into the 401(k) Plan. Contributions were limited to $10,000 in 1998. The 401(k) Plan provides that the Company may make matching contributions up to 100% of the first 5% of elective contributions.

                      Board Compensation Committee Report
                           on Executive Compensation

     The Compensation Committee is responsible for establishing the compensation of the Company's executive officers and administering and granting stock options and other awards to the Company's executive officers. The Committee has furnished this report concerning compensation of the executive officers for 1998.

     The compensation of the executive officers in 1998 consisted of base salary, stock option awards and annual incentive cash awards under the Company's 1998 Employee Incentive Program.

Base Salary

     At the beginning of each year the Committee establishes the base salaries of the Chief Executive Officer ("CEO") and the Company's other executive officers. The base salaries of these executive officers are based on, among other things, general salary information on companies of similar size, and the Committee believes such salary levels are approximately in the mid-range for such companies. The executive officers' salaries are also based on the responsibilities, experience, and individual performance of each officer, taking into account the past and expected future contributions to the Company of such officer. In addition, the Committee also considers the per-share earnings of the Company, the Company's growth in net earnings and sales over the years, the market valuation of the Company's common stock, and current economic and business conditions in determining the base salaries of the executive officers.

Stock Options

     In order to align the interests of the Company's executive officers towards the enhancement of corporate value, and to further motivate the Company's executive officers to concentrate on the long-term growth of the Company, the Company in 1998 granted options to purchase the Company's stock to the CEO and two of the three other executive officers. Such stock options were not granted pursuant to any formula. No options were granted to the Executive Vice President, who concurred with the Committee that the long-term interests of the Company's stockholders would best be served by providing additional stock options to the Company's other executive officers and employees in order to further increase their incentive to contribute to the Company and assist the Company to achieve its strategic goals.

Incentive Cash Awards

     At the beginning of the year, the Committee established the 1998 Employee Incentive Program to encourage each employee to exceed Company target sales and profit goals set for 1998. The mix of base salary and possible cash incentive compensation was considered prior to the adoption of the 1998 Employee Incentive Program. In addition, the Committee paid the CEO and certain other executive officers a bonus based upon exceptional employee performance in 1998.

Section 162 (m) of the Internal Revenue Code

     Section 162 (m) of the Internal Revenue Code of 1986 limits a Company's ability to take a deduction for federal tax purposes for certain compensation paid to its executive officers. The Company believes that all compensation payable to executive officers during 1998 will be deductible by the Company for federal income tax purposes. The Committee's general policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162 (m).

Submitted by the Compensation Committee of the Board of Directors:

     John Hale (Chairman)
     Thomas Davidson
     Barry Goss
     Dennis Ryan McCarthy

                            Stock Performance Graph

     The following graph compares the total stockholder return on the Company's common stock since the Company's initial public offering of common stock with the cumulative total return on the Russell 2000 Index and the Standard & Poor's Foods Index ("S&P Foods Index). The comparison assumes that the value of the investment in the Company's common stock and in each index was $100 on June 2, 1998 (the date the Company's stock began trading) and that all dividends were reinvested.

                       [PERFORMANCE GRAPH APPEARS HERE]

                             6/2/98      6/30/98      9/30/98      12/31/98
                            -------     --------     --------     ---------
Balance Bar Company         $100.00     $ 116.75     $  96.45     $   87.31
Russell 2000 Index          $100.00     $ 101.71     $  80.85     $   93.83
S&P Foods Index             $100.00     $  98.45     $  86.20     $   97.98

     Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from FactSet Research Systems, 1999, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

            Section 16 (a) Beneficial Ownership Reporting Compliance

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and report changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company's executive officers and directors that no other reports are required, during 1998 all Section 16 (a) filing requirements applicable to the executive officers, directors and greater than ten percent beneficial owners were complied with.


                  INFORMATION REGARDING THE COMPANY'S AUDITORS
                                 PROPOSAL NO. 2

     Arthur Andersen LLP was the Company's auditor for 1998, and the Board of Directors has selected them as auditors for 1999, subject to ratification by the stockholders. Unless otherwise directed by the stockholders, proxies will be voted for a resolution ratifying the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors for 1999.

     A representative of Arthur Andersen LLP is expected to attend the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

                                 Other Matters

     Management does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses.

Deadline for Submission of Stockholder Proposals

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than December 15, 1999 for inclusion in the proxy statement for that meeting.



                                    By Order of the Board of Directors

                                    /s/ Richard G. Lamb

                                    Richard G. Lamb
                                    Secretary

Dated:  April 5, 1999

PROXY                                                                      PROXY
-----                                                                      -----
                              BALANCE BAR COMPANY
                (Solicited on behalf of the Board of Directors)

     The undersigned holder of common stock of Balance Bar Company, revoking all proxies heretofore given, hereby constitutes and appoints James A. Wolfe and Richard G. Lamb, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Balance Bar Company, to be held at the Radisson Hotel, 1111 East Cabrillo Boulevard, Santa Barbara, California, Friday May 14, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposal 2.

          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE



                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                              BALANCE BAR COMPANY

                                 May 14, 1999

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

              FOR all nominees      WITHHOLD    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1)
                listed at          AUTHORITY    AND (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.
              right (except as    to vote for
               marked to the     all nominees
              contrary below).     at right.                                                                   FOR  AGAINST  ABSTAIN
1. Election of two  [_]               [_]     Nominees: Barry D. Goss       2. To ratify the appointment of    [_]    [_]      [_]
   (2) directors, to serve until the 2002               Dennis Ryan McCarthy   Arthur Andersen LLP as independent auditors
   Annual Meeting of Stockholders                                              of the company for the year 1999.

FOR, except withheld from the following nominee(s):                         3. Upon any and all other business that may properly
____________________________________________________                           come before the Annual Meeting.

                                                                               This Proxy, which is solicited on behalf of the Board
                                                                               of Directors, will be voted FOR the matters described
                                                                               in paragraphs (1) and (2) unless the shareholder
                                                                               specifies otherwise, (in which case it will be voted
                                                                               as specified).


SIGNATURE _______________________________ DATED ___________, 1999   SIGNATURE _____________________________ DATED ___________, 1999
NOTE:  Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer.
       If a partnership name by authorized partner.

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

              FOR all nominees      WITHHOLD    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1)
                listed at          AUTHORITY    AND (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.
              right (except as    to vote for
               marked to the     all nominees
              contrary below).     at right.                                                                   FOR  AGAINST  ABSTAIN
1. Election of two  [_]               [_]     Nominees: Barry D. Goss       2. To ratify the appointment of    [_]    [_]      [_]
   (2) directors, to serve until the 2002               Dennis Ryan McCarthy   Arthur Andersen LLP as independent auditors
   Annual Meeting of Stockholders                                              of the company for the year 1999.

FOR, except withheld from the following nominee(s):                         3. Upon any and all other business that may properly
____________________________________________________                           come before the Annual Meeting.

                                                                               This Proxy, which is solicited on behalf of the Board
                                                                               of Directors, will be voted FOR the matters described
                                                                               in paragraphs (1) and (2) unless the shareholder
                                                                               specifies otherwise, (in which case it will be voted
                                                                               as specified).



SIGNATURE _______________________________ DATED ___________, 1999   SIGNATURE _____________________________ DATED ___________, 1999
NOTE:  Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer.
       If a partnership name by authorized partner.